ALANP. BROOKS, President
                           CONE, ROSE, THATCHER, LTD.
                       2700 N. Military Trail, Suite 220
                           Boca Raton, Florida 33431,
                                 (561) 994-0800

                                August 15, 2000

                        VIA TELEFAX AND US REGULAR MAIL
                        -------------------------------

JAMES B. LONG, President and CEO
IAN PALLET, Executive Vice President
SAFE TRANSPORTATION SYSTEMS, INC.
409 GRANVILLE STREET, SUITE 400
VANCOUVER, BRITISH COLUMBIA, CANADA VGC IT2

Re:      Amendment to Cone, Rose, Thatcher, Ltd.
         Financial and Advisory Services Agreement of August 12, 2000

Dear Messrs. Long and Pallet:

The "Agreement" executed on August 12, 2000 by and between Cone, Rose, Thatcher, Ltd., a Delaware Corporation and/or it assigns (hereinafter referred to as "CRT") and Safe Transportation Systems, Inc., a Canadian Corporation (hereinafter referred to as "STS') is amended as follows:

         1. CRT shall facilitate the funding of STS as referenced in paragraph 1(D) of the Agreement after STS has become a domesticated Florida Corporation.

         2. CRT's remuneration as referenced in Paragraph 3(A)(B)(C)(D)(E) of the Agreement shall be undertaken simultaneously to the domestication of STS and issued to CRT upon/from the reverse merger with the publicly traded company.

In all other respects, except as modified hereinabove, the terms and conditions of the said Agreement are hereby ratified, affirmed, approved and incorporated herein by reference and made part hereof.


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If you should have any questions or comments  concerning  the  foregoing  please feel free to contact me so that we may discuss same.


Very truly yours,

By: /s/ Allen P. Brooks
-----------------------
        Alan P. Brooks, President

APB:MBG:agw

ACKNOWLEDGED, UNDERSTOOD AND AGREED

By: /s/ James B. Long
---------------------
        James B. Long, President and CEO
        Safe Transportation Systems, Inc.

By: /s/ Ian Pallett
-------------------
        Ian Pallett
        Executive Vice President
        Safe Transportation Systems, Inc.

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